CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Pre-Effective Amendment No.2 to Registration Statement No. 333-210186 on Form N-1A of our report dated September 23, 2016, related to the statement of assets and liabilities of First Trust CEF Income Opportunities ETF, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
September 23, 2016